UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2026

INTUIT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Coast Avenue, Mountain View, CA 94043
(Address of principal executive offices, including zip code)
(650) 944-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 par value	INTU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 REGULATION FD DISCLOSURE.
On March 16, 2026, Intuit Inc. (the “Company”) announced that its founder and its executive leadership team terminated all of their outstanding pre-scheduled stock sales plans established under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also reiterated its intent to substantially accelerate repurchases under its share repurchase plan to utilize up to $3.5 billion that remained under its board authorization at January 31, 2026. In the first half of its fiscal year, the Company repurchased $1.8 billion of Intuit shares, a 40 percent increase compared to prior year.
The information contained in this Current Report on Form 8-K is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly stated by specific reference in such filing.

Forward-looking statements

This report contains forward-looking statements, including expectations regarding the amount, timing and impact of any future share repurchases and dividends; forecasts and timing of growth and future financial results; Intuit’s prospects for the business in fiscal 2026 and beyond; and innovation across our ecosystem.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These risks and uncertainties may be amplified by the effects of global developments and conditions or events, including macroeconomic uncertainty and geopolitical conditions, which have caused significant global economic instability and uncertainty. Given these risks and uncertainties, persons reading this communication are cautioned not to place any undue reliance on such forward-looking statements. These factors include, without limitation, the following: our ability to compete successfully; potential governmental encroachment in our tax business; our ability to develop, deploy, and use artificial intelligence in our platform and offerings; our ability to adapt to technological change and to successfully extend our platform; our ability to predict consumer behavior; our ability to anticipate and solve new and existing customer problems; our reliance on intellectual property; our ability to protect our intellectual property rights; any harm to our reputation; risks associated with our environmental, social, and governance efforts; risks associated with acquisition and divestiture activity; the issuance of equity or incurrence of debt to fund acquisitions or for general business purposes; cybersecurity incidents (including those affecting the third parties we rely on); customer or regulator concerns about privacy and cybersecurity incidents; fraudulent activities by third parties, including through the use of AI; our failure to process transactions effectively; interruption or failure of our information technology; our ability to develop and maintain critical third-party business relationships; our ability to attract and retain talent and the success of our hybrid work model; our ability to effectively develop and deploy AI in our offerings; any deficiency in the quality or accuracy of our offerings (including the advice given by experts on our platform); any delays in product launches; difficulties in processing or filing customer tax submissions; risks associated with international operations; risks associated with climate change; changes to, and evolving interpretations of public policy, laws, or regulations affecting our businesses; allegations of legal claims and legal proceedings in which we are involved; fluctuations in the results of our tax business due to seasonality and other factors beyond our control; changes in tax rates and tax reform legislation; global economic conditions (including, without limitation, inflation); exposure to credit, counterparty, and other risks in providing capital to businesses; amortization of acquired intangible assets and impairment charges; our ability to repay or otherwise comply with the terms of our outstanding debt; our ability to repurchase shares or distribute dividends; volatility of our stock price; and our ability to successfully market our offerings.

More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2025 and in our other SEC filings. You can locate these reports through our website at https://investors.intuit.com. Forward-looking statements represent the judgment of the management of Intuit as of the date of this report. Except as required by law, we do not undertake any duty to update any forward-looking statement or other information in this presentation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 16, 2026	INTUIT INC.

		By:	/s/ Kerry J. McLean
Kerry J. McLean
Executive Vice President, General Counsel, and Corporate Secretary